SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2)
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         Radiant Technology Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[   ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:
                           -----------------------------------------------------
                  2)       Form, Schedule or Registration Statement No.:
                           -----------------------------------------------------
                  3)       Filing Party:
                           -----------------------------------------------------
                  4)       Dated Filed:
                           -----------------------------------------------------

----------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         RADIANT TECHNOLOGY CORPORATION
                            1335 SOUTH ACACIA AVENUE
                           FULLERTON, CALIFORNIA 92831

                              --------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 19, 2001
                                    1:00 P.M.

                              --------------------


         Notice is hereby given that the Annual Meeting of Shareholders of Radiant Technology Corporation will be held at 1335 South Acacia Avenue, Fullerton, California 92831, on Thursday, April 19, 2001, at 1:00 p.m. to consider and vote upon:

         1. The election of a Board of Directors consisting of five (5) directors. The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election; and

         2. The transaction of such other business as may properly come before the Annual Meeting.

         The Board of Directors has fixed the close of business on March 12, 2001 as the record date for determination of shareholders entitled to notice of, and to vote, at the Annual Meeting. TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

         Shareholders are cordially invited to attend the meeting in person. Please indicate on the enclosed proxy whether you plan to attend the meeting. Shareholders may vote in person if they attend the meeting even though they have executed and returned a proxy.

                                        By Order of the Board of Directors,



                                        By: /S/ Mercy Gingrich
                                           ---------------------------------
                                           Mercy Gingrich
                                           Secretary

Dated:   March 23, 2001

                         RADIANT TECHNOLOGY CORPORATION

                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                              --------------------


                                  INTRODUCTION

         This Proxy Statement is furnished by the Board of Directors of Radiant Technology Corporation, a California corporation, (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on April 19, 2001 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon the election of five (5) Directors and to consider such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 23, 2001.

PERSONS MAKING THE SOLICITATION

         The Proxy is solicited on behalf of the Board of Directors of the Company. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual shareholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

TERMS OF THE PROXY

         The enclosed Proxy indicates the matter to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the shareholder's shares are to be voted with respect to such matter. By appropriately marking the boxes, a shareholder may specify whether the proxies shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxies discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

         If the Proxy is executed properly and is received by the proxies prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a shareholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as directors (see "Matter To Be Acted Upon -- Election of Directors") shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Mercy Gingrich, Secretary, Radiant Technology Corporation, 1335 South Acacia Avenue, Fullerton, California 92831, by attending the meeting and electing to vote in person, or by a duly executed proxy bearing a later date.

VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

         The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of the Company's common stock, no par value per share. The close of business on March 12, 2001 has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 1,905,678 issued and outstanding shares of the Company's common stock entitled to vote at the Annual Meeting and approximately 410 holders of record of the Company's common stock.

CUMULATIVE VOTING

         Each shareholder of record as of the record date will be entitled to one vote for each share of the Company's common stock held as of the record date. Cumulative voting is permitted in the election of directors. Every shareholder complying with certain conditions set forth below may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected (five) multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among the candidates as the shareholder thinks fit. Under California law, a shareholder can cumulate votes only if the candidate's names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to voting of the shareholders' intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

         Discretionary authority to invoke cumulative voting and to cumulate votes represented by Proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named as proxies in the enclosed Proxy to cumulate votes represented by Proxies for individual nominees in accordance with their best judgment allocated among as many of the five nominees of the Board of Directors as possible, unless such authority is withheld as to any nominee. In that event, those votes will be cumulated for the remaining nominees of the Board of Directors.

         If cumulative voting is invoked by any shareholder in accordance with California law, shareholders who attend the meeting and vote in person will be entitled to personally exercise their right to cumulate votes among the nominees for director. However, because a shareholder who votes by Proxy grants the proxies discretionary authority to cumulate votes, the proxies and not the shareholder who has executed a Proxy will have the sole authority to cumulate votes, unless the shareholder revokes the Proxy and votes in person at the meeting.

QUORUM

         The presence at the Annual Meeting of the holders of a number of shares of the Company's common stock and proxies representing the right to vote shares of the Company's common stock in excess of one-half of the number of shares of the Company's common stock outstanding as of the record date will constitute a quorum for transacting business.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of March 12, 2001, with respect to the ownership of the Company's common stock by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) by each director; (iii) by each nominee for director; and
(iv) by all officers and directors of the Company as a group.

      Name and Address of               Amount and Nature of          Percent
      Beneficial Owner(1)               Beneficial Ownership(2)       of Class
      -------------------               -----------------------       --------

      Lawrence R. McNamee                     808,890(3)                 38.9%
      Joseph S. Romance                       154,329(4)                  8.1%
      Carson T. Richert                       217,587(5)                 11.2%
      Peter D. Bundy                           50,000(2)                  2.6%
      Robert B. Thompson                       10,000(6)                   .5%
      Raymond Kruzek                          142,813(6)                  7.5%
      Mercy Gingrich                          115,286(2)                  6.0%
      All Directors and Officers
        as a group (7 persons)              1,498,905(7)                 63.7%

----------
(1) The address of each named person is 1335 South Acacia Avenue, Fullerton, California 92831.

(2) Unless otherwise indicated, each person has sole voting and investment power over the common stock shown as beneficially owned, subject to community property laws where applicable and the information contained in footnotes to this table.

(3) Includes 171,666 shares issuable pursuant to stock options all of which are currently exercisable.

(4) Includes 138,434 shares, including 57,372 shares held in a living trust with his wife, over which Mr. Romance may be deemed to have shared investment power, an aggregate of 5,895 shares owned by his immediate family, and 10,000 shares issuable pursuant to presently exercisable stock options.

(5) Includes 40,000 shares issuable pursuant to presently exercisable stock options.

(6) Includes 10,000 shares issuable pursuant to presently exercisable stock options.

(7) Includes 446,666 shares issuable pursuant to presently exercisable stock options.

                            MATTERS TO BE ACTED UPON

ITEM 1:  ELECTION OF DIRECTORS

DIRECTORS

         The Company's Bylaws give the Board the power to set the number of directors at no less than three nor more than seven. The size of the Company's Board is currently set at five. The directors so elected will serve until the next Annual Meeting of Shareholders. Five (5) directors are to be elected at the Annual Meeting to be held on April 19, 2001. All of the nominees are currently directors of the Company. The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.

         The following table sets forth the name and age of each nominee for director, the year he was first elected a director and his position(s) with the Company.

NAME                      AGE      DIRECTOR SINCE     POSITION(S) HELD
----                      ---      --------------     ----------------

Lawrence R. McNamee       69       1991               Chairman of the Board and
                                                      Chief Executive Officer

Carson T. Richert         60       1972               President and Director

Joseph S. Romance         69       1972               Director

Peter Bundy               69       1995               Director

Robert B. Thompson        65       1996               Director

         LAWRENCE MCNAMEE joined the Company in September 1990 and was elected Chairman of the Board of Directors in March 1991. Mr. McNamee has 14 years prior experience in working as a consultant with companies in turnaround management. Mr. McNamee was previously associated with Booz-Allen and Hamilton and Arthur P. Little, Inc.

         CARSON T. RICHERT was a founder of the Company and has been a director since its incorporation in 1972. Mr. Richert was Vice President - Marketing of the Company from 1972 until 1981 when he was elected Executive Vice President. Mr. Richert was elected President in August 1990. Carson T. Richert and Joseph
S. Romance are first cousins.

         JOSEPH S. ROMANCE was a founder of the Company and was the Chairman of the Board of Directors from the Company's incorporation 1972 until March of 1991. From 1972 to October 1980 and again from July 1981 to February 1988, he also served as President. Joseph S. Romance and Carson T. Richert are first cousins.

         PETER D. BUNDY was elected to the Board of Directors in January 1995. Mr. Bundy is an investor and consultant. His expertise is in marketing. He was a partner with Howard Hirsh Group, a designer and manufacturer of several apparel lines. Prior to that he was a Vice President of Associated Department Stores.

         ROBERT B. THOMPSON was elected to the Board of Directors in July 1996. Mr. Thompson is Vice Chairman and a Director of InspecTech, Inc., a company engaged in the business of providing and franchising building inspection services in connection with the transfer of real property. Mr. Thompson is also an investor and consultant with expertise in the banking industry. Mr. Thompson has previously served as President of Western Federal Bank in California.

         The executive officer of the Company as of March 12, 2001 who is not also a director is as follows:

         MERCY GINGRICH, the Secretary of the Company, age 59, who has been the Secretary of the Company since September 1990. Ms. Gingrich joined the Company in June 1990 and has held positions of Administrative Assistant and Director of Human Resources within the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During the fiscal year ended September 30, 2000, there were four meetings of the Board of Directors. No director except Robert B. Thompson was absent from more than one meeting. Mr. Thompson was absent from two meetings. In addition, actions were taken with the unanimous written consent of the directors. The Board of Directors does not have a standing nominating committee. Nominating functions are performed by the entire Board of Directors. Joseph S. Romance, Peter D. Bundy and Robert B. Thompson, the Company's three outside directors, serve on the Company's audit committee and compensation committee. All committee members attended the one compensation and audit committee meeting held during the fiscal year ended September 30, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of such forms furnished to the Company, or representations that no Form 5 filings were required, the Company believes that during the period from October 1, 1999 through September 30, 2000, its officers, directors and greater than 10% beneficial owners complied with all
Section 16(a) requirements applicable to them.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

         The following table sets forth the compensation (cash and non cash), for the Chief Executive Officer and all the executive officers who earned in excess of $100,000 per annum during any of the Company's last three fiscal years.

                                                                           Long-Term
                                             Annual Compensation       Compensation Awards
                                          -------------------------  -----------------------
                                                                                  Securities
                                                                     Restricted   Underlying
                                                                     Stock        Stock
Name and                Fiscal                      Other Annual     Awards       Options     LTIP        All Other
  Principal Position     Year   Salary    Bonus($)  Compensation($)  ($)          (#)         Payouts($)  Compensation
--------------------    ------  --------  --------  ---------------  -----------  ----------  ----------  ------------
Lawrence R. McNamee      2000   $104,000    ---          ---             ---         ---          ---         ---
  Chairman of the Board  1999   $108,000    ---          ---             ---         ---          ---         ---
  and Chief Executive    1998   $103,200    ---          ---             ---         ---          ---         ---
  Officer

OPTION EXERCISE AND FISCAL YEAR-END VALUES

                              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                                    AND OPTION VALUES AT SEPTEMBER 30, 2000

                                                      Number of
                                                      Securities Underlying       Value of Unexercised
                                                      Unexercised Options         "In-the-Money" Options at
                                                      at September 2000(#)        September 2000($)(1)
                                                      --------------------        --------------------
                           Shares
                         Acquired on
                           Exercise      Value
       Name                (Shares)      Realized($)  Exercisable  Unexercisable  Exercisable(2)  Unexercisable
       ----                --------      -----------  -----------  -------------  --------------  -------------
Lawrence R. McNamee        175,000         $51,625      171,666        ---           $115,875          ---

-------------
(1)      Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

(2) The fair market value of unexercised "in-the-money" options was based on trading prices for the Company's shares at September 22, 2000, the day prior to September 30, 2000 on which the Company's common stock last traded. The Company's common stock is thinly traded and it is not possible to determine the accuracy of this fair market value projection.


DIRECTOR COMPENSATION

         Directors who are not directly employed by the Company receive a fee of $800 quarterly for their attendance at board meetings. All directors are reimbursed for expenses connected with attendance at the meetings of the Board of Directors.

EMPLOYMENT AGREEMENT

         Lawrence R. McNamee is employed under a renewable one year employment agreement commencing January 1, 1991 pursuant to which he is entitled to earn an annual salary of $156,000.

OTHER MANAGEMENT TRANSACTIONS WITH THE COMPANY

         In April 1994, Lawrence R. McNamee and Operation Phoenix, a partnership of which directors, officers and employees and an outside investor were partners, loaned the Company $150,000 and $200,000, respectively, bearing interest at the rate of 10% per annum due in June 1995. As a part of the Company's reorganization, these loans were converted to common stock. On February 20, 1996, upon conversion of the loan, the Company issued 380,818 shares to Mr. McNamee and 571,277 shares to the participants in Operation Phoenix, some of whom were directors and/or officers of the Company.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

         The executive compensation philosophy of the Company is to (i) attract and retain qualified management to run the business efficiently and guide the Company's growth in both existing and new markets throughout the country, (ii) establish a link between management compensation and the achievement of the Company's annual and long-term performance goals, and (iii) recognize and reward individual initiative and achievement.

BASE SALARIES

         Base salaries for new management employees are based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent, which is measured in terms of executive compensation offered by comparable companies in related businesses.

STOCK OPTIONS

         The Company has granted stock options to its Chief Executive Officer as part of his employment agreement. The option exercise prices were equal to the fair market value of the Company's common stock on the grant date and the options are fully vested. The exercise price of the options was subsequently adjusted. No options have been exercised to date. Because the amount of compensation which will be realized from these options is directly related to the price of the Company's stock, this form of compensation is directly related to the performance of the Company and the results of its operations.

CONCLUSION

         Through the option described above, a significant portion of the Company's Chief Executive Officer's compensation is linked directly to Company performance. The Compensation Committee will continually review all compensation practices and make changes as appropriate.

                                   Sincerely,


                                   Joseph S. Romance
                                   Peter D. Bundy
                                   Robert B. Thompson
                                   COMPENSATION COMMITTEE

                          REPORT OF THE AUDIT COMMITTEE

         The Company's audit committee consists of the Company's three outside directors, Joseph S. Romance, Peter Bundy and Robert B. Thompson. The members of the audit committee are independent. The Board of Directors has not adopted a written charter for the audit committee. The audit committee has reviewed and discussed the audited financial statements with management. The audit committee plans to discuss with the independent auditors the matters required to be discussed by SAS 61. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, but has not yet discussed with the independent accountant the independent accountant's independence. Based on the review, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                                            Sincerely,

                                            Joseph S. Romance
                                            Peter Bundy
                                            Robert B. Thompson

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit of the registrant's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the registrant's Forms 10-Q for that fiscal year was $22,700.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed for professional services directly or indirectly operating, or supervising the operation of, the audit client's information system or managing the audit client's local area network or for designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the audit client's financial statements taken as a whole or for appraisal or valuation services or fairness opinions rendered by the principal accountant for the most recent fiscal year.

ALL OTHER FEES

         The aggregate fees billed for other services rendered by the principal accountant was $2,250 for the most recent fiscal year. The audit committee has not yet considered whether the provision of other services is compatible with maintaining the principal accountant's independence.

ITEM 2:  OTHER MATTERS

         Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or persons acting under the Proxy.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountants for the fiscal year ended September 30, 2000 were Cacciamatta Accountancy Corporation, Independent Public Accountants. A representative of that firm is expected to be present at the meeting and will be available to make a statement or respond to appropriate questions.

                                  ANNUAL REPORT

         The annual report to shareholders covering the Company's fiscal year ended September 30, 2000 is being mailed to shareholders with this Proxy Statement. The Company's annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended September 30, 2000, including the financial statements and schedules thereto, which the Company has filed with the Securities and Exchange Commission will be made available to beneficial owners of the Company's securities upon request. The annual report does not form any part of the material for the solicitation of the Proxy.

                              SHAREHOLDER PROPOSALS

         All shareholder proposals that are intended to be presented at the 2001 Annual Meeting of shareholders and to be included in the proxy materials for that meeting should be received by the Company's Secretary not later than November 15, 2001. If the Company receives notice of a shareholder proposal to be voted on at the next Annual Meeting of Shareholders after November 15, 2001, the persons named as proxies in the Company's proxy statement and form for such meeting will have discretionary authority to vote on the proposal.

                       REQUEST TO RETURN PROXIES PROMPTLY

         A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.


                                        By Order of the Board of Directors,


                                        By: /S/ Mercy Gingrich
                                            --------------------------------
                                            Mercy Gingrich,
                                            Secretary

Fullerton, California
March 23, 2001

           RADIANT TECHNOLOGY CORPORATION PROXY - 2000 ANNUAL MEETING

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING APRIL 19, 2001


The undersigned, a shareholder of Radiant Technology Corporation, a California corporation, appoints Mercy Gingrich his, her or its true and lawful agents and proxies, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Radiant Technology Corporation to be held at its corporate office, 1335 South Acacia Avenue, Fullerton, California 92831, on Thursday, April 19, 2001, at 1:00 p.m., and any adjournment thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated March 23, 2001 receipt of which is acknowledged by the undersigned:

         ITEM 1:  ELECTION OF DIRECTORS.

         ______  FOR all nominees          ______  WITHHOLD AUTHORITY
          (Except as listed below.)         (As to all nominees.)
                                                   ---

      NOMINEES: LAWRENCE R. MCNAMEE, CARSON T. RICHERT, JOSEPH S. ROMANCE,
                     PETER D. BUNDY AND ROBERT B. THOMPSON.

    INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.


                  ---------------------------------------------


         ITEM 2: OTHER MATTERS. The Board of Directors at present knows of no other matters to be brought before the Annual Meeting.

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the Board of Directors and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.

                                      DATED:____________________________, 2001


                                      -----------------------------------------
                                      Signature of Shareholder


                                      -----------------------------------------
                                      Signature of Shareholder

                  PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY
         Trustees, Guardians, Personal and other Representatives, please indicate full titles.

          IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD
                PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

[RTC LOGO]     Radiant Technology Corporation





                                     2000

                                     ANNUAL REPORT

                                     TO SHAREHOLDERS







                                     An OTC publicly traded Company

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS: BELOW AND ELSEWHERE IN THIS ANNUAL REPORT INCLUDES "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT, AND IS SUBJECT TO THE SAFE HARBOR CREATED BY THAT SECTION. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD LOOKING STATEMENTS INCLUDE CHANGES IN GENERAL ECONOMIC CONDITIONS, INDUSTRY TRENDS, CUSTOMER REQUIREMENTS, CUSTOMER CAPITAL EXPENDITURES AND PRODUCT DEVELOPMENTS BY COMPETITORS.

PREFACE
-------

         Radiant Technology Corporation completed its fiscal 2000 year posting a significant gain. This restores profitable performance after 1999's disappointing loss. Management attributes the profit to increased revenue and cost containment of G & A expense.

SALES

         During the fiscal years ended September 30, 2000, 1999, and 1998, the Company's revenues were derived from sales of the following products:

================================================================================

Gross Sales
-----------
(in thousands)                 2000              1999            1998
                               ----              ----            ----
                            $       %         $       %       $       %
                          ----------------------------------------------
Conveyorized Infrared
  Ovens and Furnaces      4,331     92      2,313     70    3,919     84

Field Service & Parts       386      8        971     30      767     16

================================================================================

         The Company is engaged in the marketing, design, manufacture and service of highly precision thermal processing systems that are primarily used by manufacturers of electronic componentry. The Company's conveyorized (belt) ovens and furnaces are in demand, worldwide, to meet ever-changing process requirements in the semiconductor packaging, photovoltaic (solar cell), flat panel display, hybrid thick film firing, and printed circuit board assembly industries. New and inventive uses of the product line for other applications continue to be discovered.

         The nature and high intensity of the infrared heat produced in the Company's furnaces permits a high rate of heat absorption by the electronic parts processed through them, making them more adaptable to the exacting tolerances and high-speed heating requirements of certain industrial users.

         Operating costs for RTC units are significantly lower than for conventional ovens and furnaces. Since these ovens and furnaces can be brought up to operating temperatures in a shorter time span, operate at a faster conveyor belt speed, require less floor space and use less electric energy.

         To obtain financial growth and stability the Company concentrates on managing the following key elements of its business:

Technological Leadership: The Company is constantly in contact with its customers soliciting their input for both continued product improvement and new product development. The Company encourages customers anticipating new thermal processing requirements to contact it regarding their new opportunities and needs.

The Company's new products are:
A conduction furnace for the wafer bump manufacturing step of the growing flip chip assembly market. RTC's new TriBelt(TM) tool incorporates three conveyor belts in series; one for each of the major stages of the wafer bump process. This design provides a more thermally reliable and cost effective process than other equipment being offered for the nitrogen-enhanced environment. It is complimentary to and augments the RTC hydrogen furnaces being offered to customers whose products require this method of production.

A new furnace extending the thermal processing range of RTC equipment from 1000(Degree)C higher to 1300(Degree)C in either a nitrogen or oxygenated environment. Until now customers who required higher temperature furnaces where required to look to other suppliers. Now they can stay with RTC as their preferred and primary vendor.

A furnace incorporating ultra-violet enhanced heating in conjunction with or separated from infrared heating. This was the result of the expression of a high degree of interest in the potential value of UV enhancement by solar cell industry. RTC has orders for three such systems from as many customers. The company expects to sell other units to the industry in the near future; and also finds requests from other customer areas interested in this new technology.

Customer Diversity: Customers from different facets of the electronics industry are sought and maintained. As demand for the various manufacturing elements in the electronics high technology industry shifts, RTC works to position itself to be ready to be immediately responsive to changing market emphasis.

Service: The Company concentrates on providing timely, high quality, responsiveness to its customer base. Most service concerns are handled by Phone, FAX or E-mail immediately. Customer Service Engineers, when needed, are dispatched within the day. Internationally, the Company retains Sales/Service representatives, factory trained, to provide the same level of dedication in placing the concerns and needs of the customer first. Modems are installed in customers equipment, making it possible to analyze and implement customer requests online from Company headquarters.

MARKETS AND PRODUCTS:

         The Company's near infrared processing systems are principally in demand for the following applications:

SemiConductor Packaging: In recent years, flip chip packaging technology has gained widespread acceptance. The first process, called wafer bumping, involves a reflow solder process to form the solder balls on all of the input/output (I/O) pads on the wafer. Because of the extremely small geometries involved, in some instances this process is best accomplished in a hydrogen atmosphere. RTC offers a high temperature furnace for this application, equipped with the hydrogen package, providing a reflow process in a 100% hydrogen atmosphere. For a second process, called "chip joining", RTC offers both a near infrared or forced convection oven. RTC's D-series ovens are well suited for low temperature curing applications such as "under-fill" epoxy or curing epoxy glob tops for chip on board manufacturers.

         For more traditional chip packaging technologies, RTC offers an AG-series furnace designed specifically for the silver-glass die attach process. A critical thermal profile is required to achieve the proper mechanical and thermal properties of the silver-glass material. Other packaging thermal processes such as final lid sealing (metal or glass) and lead frame embed or pin brazing are easily accomplished in RTC's furnaces.

Photovoltaics: For well over a decade, RTC has been the major supplier of sintering furnaces used by photocell manufacturers for firing metallized inks to form the front-side contacts and the back-side fields on the individual solar cells. The product ideally suited for sintering of the metallized inks is our C-series furnace. In recent years, existing RTC customers have been experimenting with using a modified version of our S-series furnace for phosphorus diffusion, which is the first thermal process in the manufacture of solar cells. An extremely precise thermal process is required for phosphorus diffusion as this step ultimately determines the cell's efficiency in generating power when exposed to sunlight.

Flat Panel Display: While the flat panel display market has been primarily in Japan, it is a relatively new market for US equipment manufacturers. RTC has developed, in close cooperation with a flat panel manufacturer, one of the first US built systems for processing large glass panels. The RTC furnace can handle glass panels up to 58 inches wide. In addition to the challenges of achieving uniform heating over the entire panel, there were unique mechanical challenges for handling the large glass panels while loading and unloading the furnace.

Printed Circuit Board: RTC offers both infrared and forced convection heating technology for printed circuit board assembly. These ovens are used for mass reflow soldering of surface mount components to a printed circuit assembly.

Hybrid Thick Film: Hybrid thick film technology involves the firing of various types of "inks" screen printed on ceramic substrates to form conductors and resistors. Precise thermal profiles are required to achieve the desired resistor value, or electrical properties of the conductors. RTC offers furnaces for firing thick film inks in air, and for firing thick film materials in a controlled, inert atmosphere having a low oxygen content.

================================================================================

Operating Data
--------------
(in thousands)
                                            Year Ended September 30
                             ---------------------------------------------------
                               2000       1999       1998       1997       1996
                               ----       ----       ----       ----       ----

Net Sales                    $4,717     $3,336     $4,686     $4,412     $4,173

Income (loss) from
  Continuing Operations         301       (476)       416        592        222

Total Assets                  4,551      4,061      4,063      4,102      2,524
Long-term debt                    0          0          0          0          0

Per Share Information
Income (loss) from
  Continuing Operations         .15        (.25)       .22       .32        .18

================================================================================

MARKETING, SALES AND CUSTOMERS

         The Company sells its products throughout the world, primarily to organizations engaged in the manufacture of electronic components and assemblies. RTC maintains factory direct sales in the United States. Internationally the Company is represented through independent sales/service organizations.

Customers evaluate furnace vendors on their technological leadership resulting in high process yield of material produced. This primary benefit combined with high up time, low meantime between failure, (MTBF) quick reliable service and spare parts response time combine to produce low cost of equipment ownership.

The Company does not experience a seasonal demand for its product. Rather the demand for product, is dependent on the demand for new manufacturing equipment.

HISTORY AND PROFITS

         Radiant Technology Corporation was incorporated in the State of California in 1972.

         Net sales of $4,717,316 increased $1,380,642 or 42% for the fiscal year ended September 2000. Net sales of $3,336,674 decreased $1,349,708 or 29% for the fiscal year ended September 30, 1999.

         Fiscal 2000 was a financially successful year for the Company. The Company achieved a profit of $287,729 after taxes or $.15 per share.

         Cost of Sales were down, due to a relative reduction in burden. Selling and G & A costs were up slightly when the effect of an allowance for a doubtful debt experienced in FY 1999 is eliminated.

         Interest was booked as income, rather than expense. Borrowing is reserved only for short-term requirements.

         Research and Development costs were reduced slightly over prior years. These costs are essential to the Company's long term future. A future that can move very quickly in the high technology field. New products initiated this year and should help secure future years income.

LIQUIDITY AND CAPITAL RESOURCES

         During 2000, cash increased by $171,039. The Company anticipates that it has sufficient cash to fund planned sales growth in 2001 without any long term borrowing. There may be occasional periods when short- term borrowing will be accommodated, although little of this type of activity is foreseen. Furthermore, the Company anticipates having sufficient cash to purchase planned capital equipment requirements.

================================================================================

STOCK PRICE
-----------
                                           HIGH                 LOW
                                           ----                 ---
         2000
         1ST QUARTER...............      $ 1.438               $ .938
         2ND QUARTER...............        1.797                1.375
         3RD QUARTER...............         .656                 .625
         4TH QUARTER...............         .75                  .75

         1999
         1ST QUARTER...............      $ 1.75                $ .78125
         2ND QUARTER...............        1.03125               .53125
         3RD QUARTER...............        1.125                 .40625
         4TH QUARTER...............        1.01                  .375

================================================================================

MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED SECURITY HOLDER MATTER

         The Company's common stock, symbol RTNC, is quoted by the National Quotation Bureau, Inc. ("NQBI") on the "Pink Sheets". The table below sets forth the representative high and low bid prices for the common stock each calendar period indicated. The Quotations represent interdealer prices without adjustments for retail mark-ups, mark-downs or commissions and consequently do not necessarily reflect actual transactions.

         Holders of shares of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors of the Company out of funds legally available therefore and, upon the liquidation, dissolution or winding up of the Company are entitled to share ratably in all net assets available for distribution to such share holders. The Company has never paid any dividends. It is anticipated that all earnings, if any, will be retained for development of working capital to grow the business of the Company and there is no present intention to declare dividends in the foreseeable future.

         Shareholders of Record: As of September 30, 2000, the number of recorded holders of the Company's Common Stock was 404.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------




The Board of Directors and Stockholders
Radiant Technology Corporation


We have audited the accompanying balance sheets of Radiant Technology Corporation as of September 30, 2000 and 1999, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Radiant Technology Corporation as of September 30, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2000 in conformity with generally accepted accounting principles.




                                             CACCIAMATTA ACCOUNTANCY CORPORATION



Irvine, California
November 15, 2000

                         RADIANT TECHNOLOGY CORPORATION

                                  BALANCE SHEET


                                                           SEPTEMBER 30,
                                                   ----------------------------
                                                      2000              1999
                                                   -----------      -----------

                                     ASSETS

CURRENT ASSETS:
  Cash and equivalents                             $1,528,383       $2,384,902
  Accounts receivable                               1,844,418          591,306
  Inventories                                         689,133          433,906
  Prepaid expenses                                     42,411                -
  Deferred taxes                                      170,000          100,000
                                                   -----------      -----------

   Total current assets                             4,274,345        3,510,114

PROPERTY AND EQUIPMENT                                265,671          421,801

DEFERRED TAXES                                              -           70,000

OTHER                                                  11,443           59,164
                                                   -----------      -----------

                                                   $4,551,459       $4,061,079
                                                   ===========      ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term debt                                  $  500,000       $1,500,000
  Accounts payable                                    397,164          176,123
  Accrued expenses                                    254,754          236,041
  Income taxes payable                                 13,000                -
  Customer deposits                                   967,269           18,747
                                                   -----------      -----------
    Total current liabilities                       2,132,187        1,930,911

STOCKHOLDERS' EQUITY:
  Preferred stock                                           -                -
  Capital stock                                     1,154,483        1,153,108
  Retained earnings                                 1,264,789          977,060
                                                   -----------      -----------

    Total stockholders' equity                      2,419,272        2,130,168

                                                   $4,551,459       $4,061,079
                                                   ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                                 RADIANT TECHNOLOGY CORPORATION

                                    STATEMENTS OF OPERATIONS

                                                               YEAR ENDED SEPTEMBER 30,
                                                     -------------------------------------------
                                                         2000           1999            1998
                                                     ------------   ------------    ------------
NET SALES                                            $ 4,717,316    $ 3,336,674     $ 4,686,382

COST OF SALES                                          3,086,122      2,283,801       3,038,095
                                                     ------------   ------------    ------------
  Gross profit                                         1,631,194      1,052,873       1,648,287

OPERATING EXPENSES:
  Selling, general and administrative                    944,293      1,095,036         797,217

  Research and development                               230,599        282,766         250,964

  Depreciation and amortization                          193,113        195,011         179,539
                                                     ------------   ------------    ------------

  Total operating expenses                             1,368,005      1,572,813       1,227,720
                                                     ------------   ------------    ------------

  Income/(loss) from operations                          263,189       (519,940)        420,567

INTEREST INCOME, NET                                      37,540         44,120          46,020
                                                     ------------   ------------    ------------

  Income/(loss) before provision for income taxes        300,729       (475,820)        466,587

PROVISION  FOR INCOME TAXES                               13,000              -          51,000
                                                     ------------   ------------    ------------

NET INCOME/(LOSS)                                    $   287,729    $  (475,820)    $   415,587
                                                     ============   ============    ============

BASIC EARNINGS PER SHARE:
  Net income/(loss)                                  $      0.15    $     (0.25)    $      0.22
                                                     ============   ============    ============

DILUTED EARNINGS PER SHARE:
  Net income/(loss)                                  $      0.13    $     (0.25)    $      0.18
                                                     ============   ============    ============

BASIC NUMBER OF COMMON SHARES OUTSTANDING:             1,901,594      1,895,678       1,875,474
                                                     ============   ============    ============

DILUTED NUMBER OF COMMON SHARES OUTSTANDING:           2,188,764      1,895,678       2,277,096
                                                     ============   ============    ============

           The accompanying notes are an integral part of these financial statements.

                                              -7-

                               RADIANT TECHNOLOGY CORPORATION

                             STATEMENTS OF STOCKHOLDERS' EQUITY
                       YEARS ENDED SEPTEMBER 30, 2000, 1999 AND 1998

                                      Capital Stock
                               ---------------------------     Retained       Stockholders'
                                  Shares         Amount        Earnings         Equity
                               ------------   ------------   ------------    ------------
BALANCE, SEPTEMBER 30, 1996      1,867,678    $ 1,143,008    $   445,481     $ 1,588,489

   Net income                            -              -        591,812         591,812
                               ------------   ------------   ------------    ------------

BALANCE, SEPTEMBER 30, 1997      1,867,678      1,143,008      1,037,293       2,180,301

    Exercise of options             28,000         10,100              -          10,100

    Net income                           -              -        415,587         415,587
                               ------------   ------------   ------------    ------------

BALANCE, SEPTEMBER 30, 1998      1,895,678      1,153,108      1,452,880       2,605,988

    Net loss                             -              -       (475,820)       (475,820)
                               ------------   ------------   ------------    ------------

BALANCE, SEPTEMBER 30, 1999      1,895,678      1,153,108        977,060       2,130,168

    Exercise of options             11,000          1,375              -           1,375

    Net income                           -              -        287,729         287,729
                               ------------   ------------   ------------    ------------

BALANCE, SEPTEMBER 30, 2000      1,906,678    $ 1,154,483    $ 1,264,789     $ 2,419,272
                               ============   ============   ============    ============

         The accompanying notes are an integral part of these financial statements.

                                            -8-

                                     RADIANT TECHNOLOGY CORPORATION

                                        STATEMENTS OF CASH FLOWS

                                                                2000            1999            1998
                                                            ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income/ (loss)                                        $   287,729     $  (475,820)    $   415,587
  Adjustments to reconcile net income/(loss) to net cash
    provided by operating activities:
    Bad debt expense                                                  -         183,807           3,500
    Depreciation and amortization                               193,113         195,011         179,539
    Inventory obsolescence                                       40,000          40,000          39,000
  Changes in assets and liabilities:
    (Increase) decrease in:
      Accounts receivable                                    (1,253,112)       (209,336)        187,228
      Inventories                                              (305,227)        (30,299)        231,851
      Other assets                                                7,260         (14,549)          8,155
    Increase (decrease) in:
      Accounts payable                                          221,041         115,083        (107,558)
      Accrued expenses                                           18,713          38,157        (148,198)
      Income taxes payable                                       13,000         (38,640)              -
      Customer deposits                                         948,522        (140,719)       (208,918)
                                                            ------------    ------------    ------------


  Net cash provided (used in) operating activities              171,039        (337,305)        600,186
                                                            ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                          (28,933)       (105,718)        (99,677)
                                                            ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                        1,375               -          10,100
  Borrowing on short-term debt                                  500,000         500,000               -
  Repayment on short-term debt                               (1,500,000)              -               -
                                                            ------------    ------------    ------------

  Net cash provided (used in) financing activities             (998,625)        500,000          10,100
                                                            ------------    ------------    ------------


Net increase (decrease) in cash and equivalents                (856,519)         56,977         510,609

CASH AND EQUIVALENTS, BEGINNING OF YEAR                       2,384,902       2,327,925       1,817,316
                                                            ------------    ------------    ------------

CASH AND EQUIVALENTS,  END OF YEAR                          $ 1,528,383     $ 2,384,902     $ 2,327,925
                                                            ============    ============    ============

               The accompanying notes are an integral part of these financial statements.

                                                  -9-

                         RADIANT TECHNOLOGY CORPORATION

Supplemental disclosures of cash flow information and non-cash investing and financing activities:

                                        2000            1999            1998
                                    ------------    ------------    ------------


Cash paid during the year for:
       Interest                     $       429     $     4,614     $     7,317
       Income taxes                 $         -     $    34,286     $     9,270

   The accompanying notes are an integral part of these financial statements.

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------------------------------------------------


      Nature of Operations
      --------------------

      Radiant Technology Corporation (the "Company") is engaged in the marketing and manufacturing of infrared conveyorized ovens and furnaces used primarily by the microelectronics manufacturing industry.

      All of the Company's operations are located in California. Sales to entities located outside the United States are as follows:

         COUNTRIES                    2000             1999              1998
      ----------------             -----------      -----------      -----------

      European                     $  966,723       $  640,511       $  605,800
      Pacific Rim                     316,235          178,170          847,700
      NAFTA                           120,935           38,963          116,200
      Middle East                       5,731          443,178                -
                                   -----------      -----------      -----------
                                    1,409,624       $1,300,822       $1,569,700
                                   ===========      ===========      ===========

      Revenue recognition
      -------------------

      The Company recognizes revenue from product sales upon shipment or upon completion when the customer requests the unit to be held at the facility for later shipment.

      Cash and cash equivalents
      -------------------------

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

      Accounts receivable
      -------------------

      The allowance for doubtful accounts includes management's estimate of the amount expected to be lost on specific accounts and for losses on other unidentified accounts included in accounts receivable. In estimating the allowance component for unidentified losses, management relies on historical experience. The amounts the Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts in the accompanying financial statements.

      Inventories
      -----------

      Inventories include material, direct labor and manufacturing overhead and are reported at the lower of cost (determined on the first-in-first-out method) or market. Allowances for slow moving and obsolete inventory are based on management's estimate of the amount considered obsolete based on specific review of inventory items. In estimating the allowance, management relies on its knowledge of the industry as well as its current inventory levels.

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
------------------------------------------------------------

      Equipment
      ---------

      Equipment is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets or over the lesser of the term of the lease or the estimated useful life for leasehold improvements.

      Intangibles
      -----------

      The cost of patents is amortized using the straight line method over their estimated lives of five years. Amortization expense charged to operations in 2000, 1999 and 1998 was $8,712, 8,716, and $8,737, respectively.

      Software development costs
      --------------------------

      The Company capitalizes internal software development costs in accordance with Statement of Financial Accounting Standards No. 86. The capitalization of these costs begins when a product's technological feasibility has been established and ends when the product is available for general release to customers. The Company uses the working model approach to establish technological feasibility. Amortization is computed on an individual product group on the straight-line method over the estimated economic life of the product. Currently, the Company is using an estimated economic life of three years for all capitalized software costs. Amortization expense was $77,213, $106,550, and $63,330 for 2000, 1999, and 1998, respectively.

      Customer deposits
      -----------------

      The Company may require a deposit from customers before commencing work on a furnace. It is the Company's policy to record the deposit as a receivable with a corresponding deferred liability at the time the sales order is written. When the cash deposit is received, the receivable is relieved.

      Income taxes
      ------------

      Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
------------------------------------------------------------

      Earnings per common share
      -------------------------

      Earnings per common share is computed by dividing reported earnings by the weighted average number of common shares outstanding during the respective periods. Common stock equivalents were excluded from the computation of earnings per share in 1999 because the effect of including such equivalents in the computation would have been anti-dilutive.

      Fair value of financial instruments
      -----------------------------------

      The fair value of financial instruments, consisting principally of short-term debt is based on interest rates available to the Company and comparison to quoted prices. The fair value of these financial instruments approximates carrying value.

      Stock based compensation
      ------------------------

      The Company accounts for compensation costs related to employee stock options and other forms of employee stock-based compensation plans in accordance with the requirements of Accounting Principles Board Opinion 25 ("APB 25"). APB 25 requires compensation costs for stock based compensation plans to be recognized based on the difference, if any, between the fair market value of the stock on the date of the grant and the option exercise price. Statement of Financial Accounting Standards 123, Accounting for Stock-Based Compensation ("SFAS 123"). established a fair value-based method of accounting for compensation costs related to stock options and other forms of stock-based compensation plans. However, SFAS 123 allows an entity to continue to measure compensation costs using the principles of APB 25 if certain pro forma disclosures are made. Options granted to non-employees are recognized at their estimated fair value at the date of grant.

      Use of estimates
      ----------------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      Reclassifications
      -----------------

      Certain items in the 1998 and 1999 financial statements have been reclassified to conform with the 2000 presentation.

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


2.    CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS
------------------------------------------------------------

      The Company, from time to time, has cash deposits at financial institutions in amounts in excess of federally-insured limits. The Company believes that credit risk related to its cash deposits is limited due to the quality of the financial institutions.

      The Company's customers are located in several geographic markets, primarily in the United States, Europe, Middle East and NAFTA countries and are concentrated within three industries. To minimize the risk of loss, the Company routinely assesses the financial strength of its customers, and may require a substantial downpayment prior to commencing machine production.


      Net accounts receivable by geographic markets are as follows:

          COUNTRIES                    2000              1999
      ---------------------        -------------    -------------
      United States                     73%               28%
      European                          14%               51%
      Middle East                        8%               21%
      NAFTA                              5%                -
                                   -------------    -------------
                                       100%              100%
                                   =============    =============

--------------------------------------------------------------------------------


      During 2000, 1999 and 1998, the five largest customers represented 51, 52 and 53 percent of revenues, respectively. At September 30, 2000 and 1999 the five largest balances represented 82 and 72 percent, respectively, of total accounts receivable.


3.    ACCOUNTS RECEIVABLE
-------------------------

                                                    2000              1999
                                               ---------------   ---------------
         Trade receivables                     $    1,849,418    $      802,123
         Allowance for doubtful accounts
           and sales returns                           (5,000)         (210,817)
                                               ---------------   ---------------
                                               $    1,844,418    $      591,306
                                               ===============   ===============

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


3.    ACCOUNTS RECEIVABLE (CONTINUED)
-------------------------------------

         Activity in the allowance for doubtful accounts and sales returns is as follows:

                                             2000          1999           1998
                                          ----------    ----------    ----------

      Balance at beginning of year        $ 210,817     $  37,500     $  37,500

      Provision                                   -       183,807         3,500

      Write offs                           (205,817)      (10,490)       (3,500)
                                          ----------    ----------    ----------

      Balance at end of year              $   5,000     $ 210,817     $  37,500

                                          ==========    ==========    ==========


4.    INVENTORIES
-----------------

                                                       2000               1999
                                                    ----------        ----------

      Raw materials                                 $ 384,727         $ 358,778
      Work in process                                 313,357           183,774
      Finished goods                                  121,049            31,354
                                                    ----------        ----------

                                                      819,133           573,906

      Allowance for obsolescence                     (130,000)         (140,000)
                                                    ----------        ----------

                                                    $ 689,133         $ 433,906

                                                    ==========        ==========

--------------------------------------------------------------------------------
      Activity in the allowance for obsolescence is as follows:

                                              2000          1999         1998
                                           ----------    ----------   ----------

      Balance at beginning of year         $ 140,000     $ 100,000    $ 100,000

      Provision                               40,000        40,000       39,000

      Write offs                             (50,000)            -      (39,000)
                                           ----------    ----------   ----------

      Balance at end of year               $ 130,000     $ 140,000    $ 100,000
                                           ==========    ==========   ==========

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


5.    EQUIPMENT
---------------

                                          Life in years      2000        1999
                                          -------------   ----------  ----------

      Machinery and equipment                   7         $ 387,530   $ 384,270
      Office furniture and equipment            7            68,847      66,371
      Leasehold improvements                    5            67,934      53,226
      Vehicles                                  5            15,050      15,050
      Capitalized computer software             3           405,542     397,714
                                                          ----------  ----------

                                                            944,902     916,631

      Less:  accumulated depreciation and amortization     (679,231)   (494,830)
                                                          ----------  ----------

                                                          $ 265,671   $ 421,801
                                                          ==========  ==========

--------------------------------------------------------------------------------


      Depreciation and amortization expense for 2000, 1999, and 1998 was $193,113, $195,011 and $179,539, respectively.


6.    SHORT-TERM DEBT
---------------------

      The Company's borrowings are at LIBOR plus 2 3/8 percent and due on demand. The entire balance of $500,000 was repaid on October 2, 2000.

7.    ACCRUED EXPENSES
----------------------

                                                         2000           1999
                                                       ---------     ---------

      Payroll and related items                        $109,499      $ 96,173
      Commissions                                        89,959        79,100
      Warranties                                         40,000        40,000
      Other                                              15,296        20,768
                                                       ---------     ---------
                                                       $254,754      $236,041
                                                       =========     =========

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


8.    COMMITMENTS AND CONTINGENCIES
-----------------------------------

      Operating leases
      ----------------

      In November 1996 the Company signed a five year lease on a building in Fullerton, California. Base monthly rent is $10,600 plus common area charges of approximately $3,400 per month. The Company also leases office equipment under operating leases expiring in various years through 2002. Minimum future lease payments under non-cancelable operating leases are:

        Year ending September 30,

                2001                          $   175,512
                2002                               71,524
                                              ------------
                                              $   247,036
                                              ============


--------------------------------------------------------------------------------
      Rent expense for 2000, 1999 and 1998 was $168,650, $172,228, and $150,090,
      respectively.

      Environmental matters
      ---------------------

      The Company, like others in similar businesses, is subject to federal, state and local environmental laws and regulations. Although Company environmental policies and practices are designed to ensure compliance with these laws and regulations, future developments and increasingly stringent regulation could require the Company to make unforeseen environmental expenditures.


9.    STOCKHOLDERS' EQUITY
--------------------------

      Preferred stock
      ---------------

      At September 30, 2000 and 1999 there were 5,000,000 authorized shares of preferred stock, of which no shares were issued and outstanding.

      Common stock
      ------------

      The Company has authorized 24,000,000 shares of no par value common stock. At September 30, 2000 and 1999, 1,906,678 and 1,895,638, respectively shares were issued outstanding.

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


9.    STOCKHOLDERS' EQUITY (CONTINUED)
--------------------------------------

      EMPLOYEE STOCK OPTIONS
      ----------------------

      Incentive and non-statutory option plan
      ---------------------------------------

      The Company adopted an incentive and non-statutory stock option plan which provides for granting options to key employees and officers. Under the plan, options up to 1,000,000 shares may be granted at a price not less than the fair market value of such shares on the date of the grant, and the maximum term of each option may not exceed ten years. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any stock option must not be less than 110% of the fair market value on the date of the grant and the maximum term may not exceed five years. On January 22, 1998 and April 15, 1999 the Board authorized options to purchase 70,000 and 100,000 shares, respectively. Of these shares, 120,000 have been granted at an exercise price that was at or above the market price on the date of the grant. The options vested on January 5, 2000 and expire three years from the vesting date. During fiscal year 2000, 55,000 of these options were canceled and 11,000 exercised.

      Non-statutory director options
      ------------------------------

      On September 30, 1996, the Company granted 20,000 non-statutory options to each of three outside board members. The options vested immediately and expire 50% at September 30, 2000 and 50% at September 30, 2001. The option price is $.48 per share, which was equal to the market price at the date of the grant. At September 30, 2000, 20,000 of these options remain outstanding.

      Lawrence McNamee
      ----------------


      Mr. McNamee holds options to acquire 346,666 shares at $.075 per share issued to him in lieu of salary in 1992. These options have no expiration date.

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


9.    STOCKHOLDERS' EQUITY (CONTINUED)
--------------------------------------

      Stock options (continued)
      -------------------------

      The following table summarizes the activities under the plan and outside the plan:

                                                                  Weighted
                                Number of        Price            Average
                                 Options       Per Option      Exercise price   Exercisable
                                --------     --------------    --------------   -----------
      September 30, 1998         526,666     $.0625 - 0.75        $ 0.22          439,666
                                --------     --------------       ------          =======

      Granted                     70,000     $0.75 - 1.175        $ 1.05
                                             --------------       ------

      September 30, 1999         596,666     $.0625- 1.175        $ 0.32          446,666
                                --------     --------------       ------          =======

      Exercised                  (11,000)    $.0625 - 0.75        $ 0.13
      Canceled                   (85,000)    $.48 - 1.175         $ 0.94
                                             --------------       ------

      September 30, 2000         500,666     $.075-.75            $ 0.23          460,666
                                ========     ==============       ======          =======

      The following information applies to employee options outstanding at September 30, 2000:

                                       Outstanding
                        ----------------------------------------
                                    Weighted Average    Weighted
                                       Remaining        Average
         Range of       Number of     Contractual      Exercise
      exercise prices    Options      Life (Years)       Price
      ---------------   ---------   ----------------   ---------

          $0.075          346,666         N/A            $0.075
          $0.48            70,000          2             $0.48
          $0.50            30,000          3             $0.50
          $0.75            54,000          4             $0.75
                        ---------                      ---------
                          500,666                        $0.23
                        =========                      ==========

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


9.    STOCKHOLDERS' EQUITY (CONTINUED)
--------------------------------------

      Stock options (continued)
      -------------------------

      Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, the Company's net income/(loss) and earnings/(loss) per share would have been:


                                          2000            1999           1998
                                        ----------     ----------     ----------

        Net income/(loss):
           As reported                  $ 287,729      $(475,820)     $ 415,587
           Pro forma                    $ 284,444      $(507,110)     $ 377,821

        Basic earnings per share:
           As reported                  $    0.15      $   (0.25)     $   0.22
           Pro forma                    $    0.15      $   (0.27)     $   0.20

        Diluted earnings per share:
           As reported                  $    0.13      $   (0.25)     $   0.18
           Pro forma                    $    0.13      $   (0.27)     $   0.17


      These pro forma amounts may not be representative of future disclosures because they do not take into effect pro forma compensation expense related to grants made before 1996. In addition, potential deferred tax benefits of approximately $12,500, $15,000, and $19,200 in 2000, 1999 and
      1998 respectively, have not been reflected in the pro forma amounts due to the uncertainty of realizing any benefit. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for 2000, 1999 and 1998:

              Expected life (years)                      4
              Risk-free interest rate                6.00%
              Volatility                              100%
              Expected dividends                      None


      The weighted fair value of options granted during the years ended September 30, 1999 and 1998 for which the exercise price approximated the market price on the grant date was $.21 and $.58, respectively.

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


10.   INCOME TAXES
------------------

      Income tax expense (benefit) consisted of the following:

                                        2000           1999             1998
                                   -------------   -------------   -------------

       Current tax expense         $     13,000    $          -    $     51,000
                                   =============   =============   =============


      Income tax expense (benefit) differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations in 2000, 1999 and 1998 as a result of the following:


                                                      2000          1999           1998
                                                   ----------    ----------    ----------
     Continuing operations:
         Federal expected tax expense (benefit)    $ 102,000     $(167,000)    $ 159,000
         State expected tax expense (benefit)         28,000       (48,000)       44,000
         Inventory allowance                          (4,000)      (40,000)      (25,000)
         Accounts receivable allowance               (76,000)      (42,000)            -
         Moving expense accrual                            -             -             -
         Depreciation timing differences              33,000        20,000        32,000
         Deferred tax valuation allowance                  -       277,000             -
         Use of NOL carryforwards - federal          (64,000)            -      (159,000)
         Use of NOL carryforwards - state             (6,000)            -             -
                                                   ----------    ----------    ----------
                                                   $  13,000           $ -     $  51,000
                                                   ==========    ==========    ==========


      The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 2000 and 1999 are as follows:

                                                         2000            1999
                                                      ----------      ----------

      Net operating loss carryforwards                $ 441,000       $ 516,000
      Allowance for slow moving inventories              52,000          56,000
      Allowance for doubtful accounts                     2,000          32,000
      Other                                                   -          (1,000)
                                                      ----------      ----------

      Deferred tax assets                               495,000         603,000

      Less valuation allowance                         (325,000)       (433,000)
                                                      ----------      ----------

      Net deferred tax asset                          $ 170,000       $ 170,000
                                                      ==========      ==========

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


10.   INCOME TAXES (CONTINUED)
------------------------------

      During 1998 the Company reduced the valuation allowance to reflect the deferred tax assets utilized in fiscal 1998. The recognized deferred tax asset is based upon expected utilization of the net operating loss carryforwards and reversal of certain temporary differences. The ultimate realization of the deferred tax asset will require aggregate taxable income of approximately $1,298,000 in future years.

      At September 30, 2000, the Company had net operating loss carryforward for federal and state income tax purposes expiring as follows:

                                         FEDERAL           STATE
                                    ---------------------------------

                  2007                   $ 245,788        $     -
                  2009                     620,976              -
                  2014                     431,356              -
                                    ---------------------------------

                                       $ 1,298,120        $     -
                                    =================================


      Federal investment credit and other general business credit carryforward total $35,600 and $105,500, respectively, and expire at various dates through 2003.


11.   BASIC AND DILUTED EARNINGS/(LOSS) PER SHARE
-------------------------------------------------

      The following tables illustrate the required disclosure of the reconciliation of the numerators and denominators of the basic and diluted earnings/(loss) per share computations.

                                                           2000        1999           1998
                                                       ----------   ----------    -----------

      BASIC EARNINGS/(LOSS) PER SHARE:

        Numerator
        ---------
            Net income/(loss)                          $ 287,729    $(475,820)    $  415,587
                                                       ==========   ==========    ===========

        Denominator
        -----------
            Basic weighted average number of common
            shares outstanding during the period       1,901,594    1,895,678      1,875,474
                                                       ==========   ==========    ===========

      Basic net income/(loss) per share                $    0.15    $   (0.25)    $     0.22
                                                       ==========   ==========    ===========

                         RADIANT TECHNOLOGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


        Denominator
        -----------
            Weighted average number of common
            shares used in basic earnings per share      1,901,594     1,895,678      1,875,474

        Effect of dilutive securities:

            Stock options (1)                              287,170             -        401,622
                                                        -----------   -----------    -----------

            Weighted number of common shares
                 and dilutive potential common stock
                 used in diluted earnings per share      2,188,764     1,895,678      2,277,096
                                                        ===========   ===========    ===========


      Diluted earnings/(loss) per share                 $     0.13    $    (0.25)    $     0.18
                                                        ===========   ===========    ===========

----------
      (1) Stock options were anti-dilutive for the year ended September 30, 1999. See Note 9 for stock option activity.


12.   EMPLOYEE BENEFIT PLAN
---------------------------

      The Company's 401(k) plan was re-activated during fiscal 1996. All employees are eligible as long as they are 21 years of age and have completed one year of employment. The plan provides for contributions by the Company in such amounts as management may determine. Contribution expense charged to operations in 2000 and 1999 were $12,474 and $13,027 respectively. No expense was charged to operations in 1998.

BOARD OF DIRECTORS
------------------

Lawrence R. McNamee
Chairman of the Board,
Chief Executive Officer,
President

Carson T. Richert
Executive Vice President

Peter D. Bundy
Investor-Consultant

Joseph S. Romance
Consultant

Robert B. Thompson
Investor-Consultant


OFFICERS
--------

Lawrence R. McNamee,
Chairman of the Board,
Chief Executive Officer,
President

Carson T. Richert
Executive Vice President

Raymond G. Kruzek, PhD
Vice President

Open
Controller

Mercy Gingrich
Corporate Secretary


AUDITORS
--------

Cacciamatta Accountancy Corporation
2600  Michelson Drive, Suite 490
Irvine,  CA   92612


COUNSEL
-------

Oppenheimer, Wolf & Donnelly, LLP
840 Newport Center Drive
Suite 700
Newport Beach,  CA   92660


REGISTRAR AND TRANSFER AGENT
----------------------------

U. S. Stock Transfer Corporation
1745  Gardena Avenue
Second Floor
Glendale,  CA  91204


The financial statements and related notes, which appear herein, have been reported to the Securities and Exchange Commission.

A copy of Form 10-K will be made available without charge to beneficial owners of stock, upon your written request to the company at the following address:


RADIANT TECHNOLOGY CORPORATION
    SHAREHOLDER RELATIONS
    1335  SOUTH ACACIA AVENUE
    FULLERTON,  CA   92831

    TEL:  (714)  991-0200
    FAX:  (714)  991-0600
    E-MAIL:  GENERAL@RADIANTTECH.COM